Exhibit 10.2

Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

DE-NE0000530
Amendment 003

AMENDMENT NO. 003
TO
COOPERATIVE AGREEMENT DE-NE0000530 BETWEEN
DEPARTMENT OF ENERGY (“DOE”),
USEC INC. (“USEC”),
AND
AMERICAN CENTRIFUGE DEMONSTRATION, LLC (“ACD”)
(collectively, the “Agreement”)

1.	Line 9 of the Opening Page is deleted in its entirety and replaced with the following:

Funds Obligated This Action: $44,378,055 in agreed to value equal to ***** SWU transferred to USEC Inc. as the SWU Component of ***** KgU Enriched Uranium Product (EUP) via EUP Transfer**.

**EUP Transfer is defined in Attachment H - EUP Transfer Provisions.

2.	Line 10 of the Opening Page is deleted in its entirety and replaced with the following:

Funds Obligated Prior Actions: $133,390,184 (comprised of $87,670,184 equal to up to 39,200 MT DUF6 accepted by DOE) (original agreement), plus $45,720,000 funding provided by DOE under GFY 2013 continuing resolution (Amendment No. 001).

3.	Line 11 of the Opening Page is deleted in its entirety and replaced with the following:

Total Government Funds Obligated: $177,768,239 (comprised of $87,670,184 equal to up to 39,200 MT DUF6 accepted by DOE (original agreement), plus $45,720,000 funding provided by DOE under GFY 2013 continuing resolution (Amendment No. 001), plus $44,378,055 equal to ***** SWU as the SWU Component of ***** KgU EUP transferred to USEC Inc. (Amendment No. 003).

4.	Section 3.01 of the Agreement is deleted in its entirety and replaced with the following:

In the event of any inconsistency between the terms of this Agreement and the Attachments, the inconsistency shall be resolved by giving precedence in the following order:  (1) this Agreement and (2) Attachments to this Agreement. In the event of any inconsistency between Attachment B  to this Agreement and Attachment 1 to the RD&D Test Program , the inconsistency shall be resolved by giving precedence in the following order:  (1) Attachment B and (2) Attachment 1 to the RD&D Test Program.

5.	Section 7.03 of the Agreement is deleted in its entirety and replaced with the following:

7.03 Technical Milestones and Deliverables. Attachment B to this Award establishes Technical Milestones and deliverables.  Recipient agrees that all information provided or made available under this agreement, including deliverables, shall be complete and accurate to the best of its knowledge.  If the Recipient fails to achieve any Technical Milestones and deliverables, DOE may renegotiate the statement of project objectives or schedule of Technical Milestones and deliverables in Attachment B to this Award.  In the alternative, DOE may deem the Recipient’s failure to achieve Technical Milestones set forth in Attachment B to be material noncompliance with the terms and conditions of this Award and suspend or terminate the Award.  DOE shall have the right to rescind its acceptance of a deliverable required under this Agreement or its acknowledgement as to the achievement of a milestone if DOE later determines that the acceptance or acknowledgement was based on incomplete or inaccurate deliverables or other information provided by Recipient.   Allowability of costs shall be handled in accordance with the applicable regulations.  See, e.g., 10 CFR 600.25 and 10 CFR 600.352

6.	Section 8.01 of the Agreement is deleted in its entirety and replaced with the following:

8.01:  The maximum amount of liability assumed from the Recipient by DOE, which is made available through DOE assumption of Depleted Uranium Hexafluoride (DUF6) title and liability, shall be as set forth in the table below.  For each of the periods set forth below, the Recipient is prohibited from incurring costs for which DOE reimbursement will be sought in excess of the following amounts; provided, however, that unutilized funds made available in any period may be made available to reimburse costs incurred in any subsequent period at DOE’s discretion.

Award Period	DOE Method of Cost Share	Maximum DOE Incremental Amount of Cost Share Dollars
Budget Period 1 Funding Period 1 6/1/12-7/31/12	DOE assumption of 11,813 MT of DUF6 liability -	$26,410,272 (in the form of DUF6 liability assumed by DOE)
Budget Period 1 Funding Period 2 8/1/12-11/30/12	DOE assumption of up to 27,387 MT of DUF6 liability	$61,259,912 (in the form of DUF6 liability assumed by DOE)
Total for Budget Period 1	DOE assumption of up to 39,200 MT of DUF6 liability	$87,670,184 (in the form of DUF6 liability assumed by DOE)
Budget Period 2 Funding Period 1 12/1/12-3/12/13	Appropriated Funding	$45,720,000
Budget Period 2 Funding Period 2 3/13/13-6/15/13
DOE transfer to USEC Inc. of ***** KgU EUP containing ***** SWU as the SWU Component and approximately 408,833.614 KgU as the Feed Component with Recipient to return approximately 408,833.614 KgU Feed Component to DOE as set forth in Attachment H.
$44,378,055 (agreed value of ***** SWU transferred as a component of the EUP transferred to USEC Inc.)
Budget Period 2 Funding Period 3 6/16/13-7/31/13 Estimated Government Cost Share	To be determined by DOE based upon the availability of appropriations or other sources of consideration	TBD
Budget Period 2 Funding Period 4 8/1/13-9/30/13 Estimated Government Cost Share	To be determined by DOE based upon the availability of appropriations or other sources of consideration	TBD
Budget Period 2 Funding Period 5 10/1/13-12/31/13 Estimated Government Cost Share	To be determined by DOE based upon the availability of appropriations or other sources of consideration	TBD
Total Estimated Government Cost Share for Budget Period 2		$192,329,816

Budget Period 1 is divided into two funding periods.  DOE will accept title to DUF6 for the initial period (6/1/12-7/31/12) after award of this Agreement to allow the Recipient to begin work on approved activities.  Upon satisfying the conditions set forth in this Article 8.01 below, the Contracting Officer will issue written authorization allowing the Recipient to incur costs during the remainder of Budget Period 1 and DOE shall assume the remainder of the DUF6 liability to be assumed for Budget Period 1.  As of the execution date of Amendment No. 001, the Parties acknowledge and agree that the Contracting Officer issued the necessary written authorization required by the preceding sentence on 7/31/12.  DOE cost share for Budget Period 1 will be fulfilled through DOE’s assuming title and liability for up to 39,200 MT of Depleted Uranium Hexafluoride (DUF6), which the parties agree will be treated as the Government providing $87,670,184 in cost share contributions (80% of the total estimated cost of the agreement for Budget Period 1).

Among other requirements set forth elsewhere in this Agreement, DOE will not assume liability from the Recipient incurred beyond 7/31/12 unless (a) the Equipment Contract (Contract No. DE-NE0000488) has been executed and title to the Transferred Property (as defined therein) has been transferred to DOE and (b) the Recipient provides a revised application for financial assistance under this award to DOE no later than 7/24/12 that includes: (1) cost, schedule, Performance Indicator/Milestone detailed estimate (to Work Breakdown Structure level 3) for the Project; (2) a report detailing ACD’s efforts to implement a governance structure demonstrating capability to provide overall management of the project (see Article 6.02) and demonstrating that the ACD has submitted to the Nuclear Regulatory Commission (NRC) a complete package requesting a Foreign Ownership, Control or Influence (FOCI) determination in a form acceptable to the NRC; and (3) a revised Attachment B that includes proposed Technical Milestone dates.  As of the execution date of Amendment No. 001, the Parties acknowledge and agree that Recipient has met the requirement in the preceding sentence.

DOE will not issue written authorization permitting incurrence of costs under this Agreement during Budget Period 2 unless the Recipient submits the following to DOE no later than 9/21/12: (1) documentation evidencing the existence of ACD with, subject to obtaining necessary regulatory approvals, the governance structure referenced in Article 6.02; and (2) revised cost, schedule, Performance Indicator/Milestone detailed estimate (to Work Breakdown Structure level 3) for the American Centrifuge Cascade Demonstration Test Program.  Execution of this Amendment No. 001 acknowledges that the requirements of the preceding sentence have been met and written authorization to incur costs under this Agreement during Budget Period 2 was provided by the Contracting Officer.

Budget Period 2 is divided into multiple funding periods.  For Budget Period 2, Funding Period 1, DOE has provided up to $45,720,000 for the Government Cost Share.  For Budget Period 2, Funding Period 2 (3/13/13-6/15/13), DOE will provide $44,378,055 in Government Cost Share (80% of the total estimated cost of the agreement for Budget Period 2, Funding Period 2).  This Cost Share will be met via the agreed upon value of the SWU Component (***** SWU) of the EUP transferred to USEC Inc. in accordance with the provisions of Attachment H.

At DOE’s discretion, and subject to requirements elsewhere in this agreement and the availability of appropriations or other sources of consideration, DOE may provide funding for future funding periods through further amendment(s) of this Agreement.  DOE will not authorize continuation of the Project or provide Cost Share funding to reimburse costs incurred by the Recipient under this Agreement for future funding periods unless the Recipient has successfully met all milestones and provided to DOE all deliverables scheduled for performance or delivery before the end of Budget Period 2 Funding Period 2 as set forth in Attachment B Project Scope – Amendment #2 and demonstrates to DOE’s satisfaction evidence of sufficient progress toward Recipient’s ability to successfully meet the milestones scheduled to be completed during future funding periods.  In the event DOE provides Additional Funding (above the “Current Funding” provided by Amendment NO. 003 to this Agreement), DOE and Recipient shall amend this Agreement to reflect such Additional Funding.

DOE will not assume liability or otherwise reimburse costs incurred by the Recipient under this Agreement above the Current Funding without first issuing written authorization permitting the Recipient to incur costs under this Agreement above the Current Funding.  Notwithstanding the above, there is no requirement for written authorization permitting the Recipient to incur costs under this Agreement constituting the Government Cost Share up to the Total Government Funds Obligated.

In addition to other available remedies, in the event the conditions in this Section 8.01 for the continued funding of the program are not met, the Contracting Officer may suspend or terminate this award without recourse through corrective action by Recipient.  In the case of such a suspension or termination, costs shall be addressed as set forth in 10 CFR § 600.24.

7.	Section 9.03 of the Agreement shall be deleted in its entirety and replaced with the following:

9.03 Repayment in the Event of Termination

A.  Repayment of Unexpended Funds.  In the event the total allowable costs incurred for the project are less than the total estimated project cost through Budget Period 2 Funding Period 2, either due to termination of this Agreement or for other reasons, the total amount of Government Cost Share made under Article 8 will be adjusted on a pro rata basis to equal DOE’s share of the total project costs in the same method in which the Government Cost Share was originally provided (see the table in Section 8.01).  For example, unexpended Government Cost Share provided to fund Budget Period 1 Funding Period 1 would be adjusted in the form of DOE’s transferring DUF6 back to USEC.  If the overpayment of Government Cost Share cannot be adjusted in the original method in which it was provided, it shall be adjusted via one or more of the following methods, listed in descending order of acceptance:

1) Recipient shall return a quantity of EUP involved in the EUP Transfer equivalent to the proportion of unspent Government Cost Share to DOE and DOE shall, if permissible, consistent with all applicable laws, return the equivalent quantity of Feed Material pro rata based on the agreed value to the nearest full cylinder;
2) In the event either Recipient or DOE cannot effect the transfers in 9.03(A)(1) to fully satisfy the required repayment, Recipient shall repay DOE in funds for any unexpended Government Cost Share; or
3) In the event Recipient or DOE cannot effect either of the prior methods of repayment to fully satisfy the required repayment, as a last option, DOE shall return a pro rata amount of DUF6 to USEC calculated based on the ratio of DUF6 to Government Cost Share originally provided in Budget Period 1 Funding Period to the nearest full cylinder.

B.  Accounting and Calculation Procedures.  Following termination or expiration of this Agreement, Recipient must submit an accounting of costs incurred until the point of termination or expiration to DOE’s Contracting Officer within ninety (90) days of the date of termination or expiration.  Within thirty (30) days of the delivery of the accounting of the total costs of the project, DOE shall notify the Recipient of the need to adjust the Government Cost Share in one of the forms set forth in section 9.03(A), and identify the specific quantity and method of unexpended or unallowed Government Cost Share that must be returned, if applicable.  The Recipient will notify DOE of any objection to the amount or method of Government Cost Share return identified under this Section within ten (10) days of receiving DOE’s notice.  If adjustment is to be in EUP and there is no objection, the Recipient will identify the cylinder(s) containing the quantity to be returned, or as close to the necessary quantity as reasonably practical.  If adjustment requires physical delivery of Feed Material or DUF6 by DOE, DOE will identify the cylinder(s) containing the quantity to be returned, or as close to the necessary quantity as reasonably practical.  Recipient or DOE, as appropriate, shall transfer and DOE or Recipient, as appropriate, shall accept title to material required to be transferred under this Section 9.03 on the earlier of (i) the eleventh day after receipt of notice if no objection is delivered; (ii) the date DOE and the Recipient agree to the transfer(s); or (iii) the date any dispute is resolved under Article 21.   Physical delivery of any material returned shall be at the Paducah Gaseous Diffusion Plant by mutual agreement of the parties and Enrichment, taking into consideration relevant provisions of the Lease Agreement between DOE and Enrichment, dated July 1, 1993 (Lease Agreement), as amended.  In no event, however, shall any cylinders be returned after the date USEC completes the turnover requirements and DOE accepts return of the property pursuant to relevant provisions of the Lease Agreement. Notwithstanding any other provisions in this Agreement, including Attachment H, any adjustment and title transfer required under this section 9.03 shall be at no cost to DOE.

8.	Article 10 of the Agreement is deleted in its entirety and replaced with the following:

ARTICLE 10 – MAXIMUM OBLIGATION

The maximum Government obligation to the Recipient is limited to accepting no more than 39,200 MT of uranium in the form of DUF6, plus providing $45,720,000 in additional funding, plus providing $44,378,055 in agreed value of the SWU component of the EUP Transfer in additional funding.   The Recipient is not obligated to continue performance of the project after the maximum Government obligation and the Recipient’s share of the project costs are expended.

9.	A new Section 15.07 is added to the Agreement as follows:

15.07  Notwithstanding any other provisions in this Agreement, the EUP Transfer shall not be considered real property or equipment for purposes of Articles 15 or 17 of this Agreement.

10.
The parties agree that this Amendment, including the incorporation of Attachment B Project Scope – Amendment #2 and its included milestones and deliverables, does not affect, alter or modify in any way the definition of “Successful Completion of the American Centrifuge Cascade Demonstration Test Program” milestone in the June 2002 Agreement.  The parties further agree that this Amendment, including the incorporation of Attachment B Project Scope – Amendment #2 and its included milestones and deliverables, does not constitute and shall not be construed as an event beyond the control or without the fault or negligence of USEC resulting in Recipient’s or its affiliates’ inability to achieve the “Successful Completion of the American Centrifuge Cascade Demonstration Test Program” milestone in the June 2002 Agreement.

11.
Attachment B – Project Scope – Amendment #1 is deleted in its entirety and replaced with Attachment B “Project Scope – Amendment #2 Cooperative Agreement for the American Centrifuge Demonstration Program” dated 3/12/13.  The revised Attachment B – Project Scope is hereby incorporated into this Agreement and is found as Attachment B to this Amendment 003.

12.	Attachment H entitled “EUP Transfer Provisions” is hereby incorporated into the Agreement. The transfer of EUP from DOE to USEC must be conducted in accordance with Attachment H.

13.	Attachment H.1 entitled “List of EUP Cylinders” is hereby incorporated into the Agreement.

14.	Attachment H.2 entitled “Furnished Feed Material” is hereby incorporated in the Agreement.

15.	Attachment H.3 entitled “DUF6 and Cylinder Specifications” is hereby incorporated in the Agreement.

16.	All other terms and conditions of the Agreement remain the same.

/s/ Matthew L. Parker                                                        /s/ Phillip G. Sewell
Matthew L. Parker                                                              Philip G. Sewell
Contracting Officer                                                           Senior Vice President
U.S. Department of Energy                                              USEC Inc.

3/15/13                                                            3/15/13
Date                                                                            Date

/s/ Paul Sullivan
Paul Sullivan
Project Manager
American Centrifuge Demonstration, LLC

3/15/13
Date

Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

CONTAINS PROPRIETARY INFORMATION NOT FOR PUBLIC DISCLOSURE
DE-NE0000530.003
Revised Attachment B

Attachment B
Project Scope – Amendment #2
Cooperative Agreement for the American Centrifuge Cascade Demonstration Program
March 12, 2013

Statement of Project Objectives

The American Centrifuge Cascade Demonstration Program has two primary objectives:

-
Objective 1:  Demonstrate the American Centrifuge technology through the construction and operation of one or more demonstration cascades of 120 AC-100 centrifuges.  To fulfill this objective, the Program will accomplish all defined Milestones and all Performance Indicators.  Milestones represent a significant event wherein the documented accomplishment of that event satisfies a condition of section 7.03 of the Cooperative Agreement.  Performance Indicators represent events wherein the documented accomplishment of that event indicates measurable progress towards successful completion of the project objectives, but for which failure to complete by the target date therefore shall not be a material noncompliance with the terms and conditions of the Award.  This objective is guided by the principle that the DOE Test Program Plan (Attachment 1 to the RD&D Test Program) is to take priority over achieving more machine run time.  Milestones, Performance Indicators, and Deliverables to be completed by the Program are:

MILESTONE 1 - DOE and USEC jointly agree upon a test program (RD&D Test Program) for the remaining Milestones and for full system reliability and plant availability that takes into account human factors, upgraded Lower Suspension Drive Assembly (LSDA) and overall AC100 reliability, and full cascade separative performance, so as to achieve an overall plant availability of at least ***** with at least a ***** confidence level. As of the date of Amendment 003 to the Cooperative Agreement, the DOE Test Program Plan: Requirements and Action Steps for the American Centrifuge Program Demonstration Cascade Piketon, Ohio dated March 12, 2013 (the DOE Test Program Plan) (Attachment 1 to the RD&D Test Program) is incorporated as part of the agreed upon test program for the American Centrifuge Cascade Demonstration Program.

Milestone 1 - completed.

Milestone 1.1 – As of the date of Amendment 003 to the Cooperative Agreement, the DOE Test Program Plan: Requirements and Action Steps for the American Centrifuge Program Demonstration Cascade Piketon, Ohio dated March 12, 2013 is incorporated as Attachment 1 to the RD&D Test Program.   DOE and USEC will jointly agree to revise and further define the DOE Test Program Plan in Attachment 1 to the RD&D Test Program to include agreed upon parameters and success criteria for Tests and such other modifications as the parties agree, such as the inclusion of additional milestones to this Attachment B.

Milestone 1.1 is to be achieved by 5/15/13

Milestone 1.2 – Successfully complete Test 2 “Extended Feed Rate Range Survey, Machine” as set forth in Attachment 1 to the RD&D Test Program of the Agreement.

Milestone 1.2  is to be achieved by 6/15/13.

Milestone 1.3 – Successfully complete Test 7 “Machine Performance Parameter Test” as set forth in Attachment 1 to the RD&D Test Program of the Agreement.

Milestone 1.3 is to be achieved by 6/30/13.

Milestone 1.4 – Successfully complete Test 5 “Power Outage Testing, Machine Response” as set forth in Attachment 1 to the RD&D Test Program of the Agreement.

DOE and USEC shall establish an agreed upon milestone date for Milestone 1.4 by 5/15/13.

MILESTONE 2 - Confirm the reliability of the Lower Suspension Drive Assembly  (LSDA) by accumulating 20 machine-years of operation at target speed using AC100 centrifuges with upgraded LSDAs with no more than ***** LSDA failures.

Milestone 2 - completed.

PERFORMANCE INDICATOR A – Demonstrate AC100 operational readiness by accumulating 10-machine years ***** at target speed on gas.

Performance Indicator A is completed.

PERFORMANCE INDICATOR B – Demonstrate AC100 production capability by manufacturing, assembling and providing 78 centrifuges to Operations.

Performance Indicator B is completed.

PERFORMANCE INDICATOR C – Complete AC100 production capability by manufacturing, assembling and providing 120 centrifuges to Operations.

Performance Indicator C is to be achieved by April 30, 2013

PERFORMANCE INDICATOR D – Demonstrate robustness of plant support systems by successfully completing Integrated Systems Test Program to fully test plant support systems backup and redundant capability to ensure continuous cascade operation or safe shutdown of cascade operation in the event of loss of normal power or other system casualties.

Performance Indicator D is to be achieved by June 30, 2013

PERFORMANCE INDICATOR E – Demonstrate robustness of AC100 design to stress transients through validated analytical models, simulation and drills (e.g. physical tests) that demonstrate the ability of the cascade to withstand loss of power or other loss of Balance of Plant support system scenarios using a technical evaluation of time and actions to restore support systems and its effect on the AC100 centrifuge starting from steady-state operations.

Performance Indicator E is to be achieved by October 1, 2013

MILESTONE 3 - Demonstrate AC100 manufacturing quality by operating the Commercial Demonstration Cascade at a confidence level of at least ***** for a minimum of 20 machine-years.

Milestone 3 is to be achieved by December 31, 2013.

MILESTONE 4- Demonstrate AC100 reliability by accumulating 20 machine-years ***** at target speed and design condition with no more than the expected number of infant, steady-state and electronic recycles.

Milestone 4 is to be achieved by December 31, 2013.

MILESTONE 5 - Demonstrate sustained production from commercially-staged, 120-centrifuge demonstration cascade configuration for 60 days (~20 machine years) in cascade recycle mode with at least a ***** production availability using an average AC100 centrifuge production of 340 SWU per centrifuge-year.

Milestone 5 is to be achieved by December 31, 2013.

DELIVERABLES – USEC and DOE jointly agree that the requirements set forth in Attachment 1 to the RD&D Test Program, including requirements to submit data, procedures, and/or documentation regarding tests and test prerequisites outlined in Attachment 1 to the RD&D Test Program, shall be considered deliverables under this Agreement.  The deadline for each deliverable shall be as set forth in Attachment 1 to the RD&D Test Program, provided that DOE submits to USEC a list of required information to be submitted by USEC at least 30 days prior to the deadline. For Tests 2 and 7, DOE must provide the lists of required information to USEC by March 15, 2013 to enable USEC compliance by March 22, 2013. Except in the cases of Tests 2 and 7, in the event that DOE provides a list of required information to be submitted by USEC less than 30 days prior to the deadline for each deliverable set forth in Attachment 1 to the RD&D Test Program, the corresponding deadline shall be extended as necessary to provide 30 days for USEC to provide the required deliverable(s). The deliverables required by this paragraph are in addition to any other deliverables required elsewhere in the Agreement. In all instances, USEC shall provide all relevant data in response to the deliverables defined under this Agreement.  As set forth in Section 7.03 of the Agreement, Recipient agrees that all information provided or made available under this agreement, including deliverables, shall be complete and accurate to the best of its knowledge.  DOE shall have the right to rescind its acceptance of a deliverable required under this Agreement or its acknowledgement as to the achievement of a milestone if DOE later determines that the acceptance or acknowledgement was based on incomplete or inaccurate deliverables or other information provided by Recipient.

-
Objective 2:  Sustain the domestic U.S. centrifuge technical and industrial base for national security purposes and potential commercialization of the American Centrifuge Project (ACP).  The Program will also conduct activities to reduce the risk and improve the future prospects of deployment of the American Centrifuge.  The Program will aim to retain the majority of employment of over 800 high-skilled jobs primarily in Ohio, Tennessee, West Virginia, Indiana, Pennsylvania and Maryland while advancing a project that achieves important energy security and national security objectives combined with the potential to create thousands of direct and indirect jobs over the next several years.

Order of Precedence: As set forth in Section 3.01 of the Cooperative Agreement, in the event of any inconsistency between this Attachment B to this Cooperative Agreement and Attachment 1 to the RD&D Test Program (the DOE Test Program Plan), the inconsistency shall be resolved by giving precedence in the following order:  (1) Attachment B and (2) Attachment 1 to the RD&D Test Program.  The Cooperative Agreement shall take precedence over any Attachments to the Agreement.

Scope of Research, Development and Deployment

The Program will support the following major areas of activity:

Machine Technology.
Demonstration of AC100 commercial plant machine manufacturing by American Centrifuge Manufacturing
Demonstration of AC100 Lead Cascade Operations Cascade Operations, and Support Systems
Engineering, Procurement and Construction activities
Process Engineering, Technology and Equipment activities
Program management

Each activity is discussed separately below.

Machine Technology

Technical Support will be provided for all manufacturing, lead cascade and other project activities including design agent functions, SWU performance and value engineering, troubleshooting, testing and operations demonstration activities, manufacturing specialty components, laboratory support, and auxiliary equipment.  This includes continuation of ACP activities at the Oak Ridge Centrifuge Technology Center and K-1600 test facility to support the cascade demonstration, AC100 centrifuge manufacturing, and other activities under the project.  *****

Demonstration of AC100 Commercial Plant Machine Manufacturing

American Centrifuge Manufacturing, LLC (ACM) will manufacture AC100 centrifuge components and subassemblies to complete the retrofit of the existing 42 AC100 machines in the lead cascade to include a safety feature , and manufacture  new AC100 centrifuges to complete the demonstration cascade.    Once the centrifuges for the first cascade are complete, ACM will continue to manufacture additional centrifuges as the budget permits.  ACM will also continue efforts to improve manufacturing processes, reduce machine costs, and enhance and facilitize the supplier base for high volume manufacturing.

Demonstration of AC100 Lead Cascade Operation and Cascade Operations

Continue the operation of AC100 Centrifuges in the lead cascade until construction activities for the Demonstration Cascade necessitate suspension of operations. Continue development of operational procedures, training, and conduct of operations to assure operational enhancements that reduce risk during demonstration, cascade operations and that position the Project for successful commercial operations. The number of operating centrifuges will be expanded with the addition of new centrifuges until all 67 positions in the current lead cascade are operational, at which point additional new machines will be cycled in to replace existing machines and condition them for operation in the Demonstration Cascade.  Lead cascade operations will be shut down ***** at the beginning of 2013 for the construction of the Demonstration Cascade infrastructure and integrated systems testing required to commission the 120 Centrifuge Demonstration cascade and any additional machines constructed and assembled during the project.  Once complete, 120 or more AC100 centrifuges will be installed and operated in a commercial plant cascade configuration (the “Demonstration Cascade”).

Engineering, Procurement and Construction

Engineering, Procurement and Construction (EPC) activities within the scope include design, material procurement, and construction required for the Demonstration Cascade.  EPC may also maintain the required management, engineering, procurement, construction, and industrial base to support timely transition to the commercial plant, through design advancement, and other related activities.

Process Engineering, Technology and Equipment

Process Engineering, Technology and Equipment (PETE) activities will support the continuation of commercial plant feed and withdrawal equipment design, manufacturing and delivery.  Specifically, PETE may continue limited-rate fabrication of the cold box subassemblies, autoclaves and UF6 cylinder transporters required for ACP to sustain highly specialized suppliers of equipment needed for future deployment of the ACP technology.

The PETE and EPC organizations will also collaborate on an evaluation of ***** feed and withdrawal *****.

Program Management

Program Management will continue to provide overall project direction of Machine Technology, ACM, Operations, and EPC, and conduct activities that reduce the overall risk of transitioning to commercial deployment.  Program Management will encompass an improved program management structure and includes other participants, administrative requirements of the Cooperative Agreement, project oversight and reporting requirements to DOE in accordance with the Cooperative Agreement.     The Program Management organization will lead the effort to develop the project baseline against which performance will be measured using earned value management techniques.

USEC PROPRIETARY INFORMATION

Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

DE-NE0000530
Amendment 003
Attachment H
Attachment H – EUP Transfer

A.1.           Definitions

For purposes of this Attachment H, the following terms and expressions, when used with initial capitalization, shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings.

These definitions are intended to supplement and not to replace any definitions contained in any of the documents incorporated by reference herein, but in case of any conflict or inconsistencies, the definitions appearing herein below shall prevail.

Words importing natural persons include legal entities (corporate and un-incorporated) and vice-versa.

Where any term appears in this Attachment H with initial capitalization and that is not defined herein or in any amendment, modification or supplement hereto agreed by the Parties after the Effective Date, then that term shall have the meaning commonly used in the nuclear industry at the date of signing of this Attachment H.

“Assay” means the total weight of 235U per kilogram of Material divided by the total weight of all uranium isotopes per kilogram of Material, the quotient of which is multiplied by 100 and expressed as a weight percent.

“Book Transfer” or “Book Transferred” means the transfer of credits for a given quantity of Feed Material, Enriched Uranium Product, Tails Material or SWU (all as defined below) between accounts within USEC’s subsidiary United States Enrichment Corporation’s nuclear material accounting system.

“Conforming Material” means natural uranium in the form of UF6 which has not been irradiated, enriched or depleted, with an approximate Assay of 0.711, and which conforms to the provisions of the ASTM specification C-787 “Standard Specification for Uranium Hexafluoride for Enrichment” as in effect on the date of delivery, applicable to “Commercial Natural UF6” (as defined in the specification).

 “Effective Date” means the date of signature of Amendment 003 to the Agreement.

“Enriched Uranium Product,” or “EUP” means Uranium Hexafluoride with an Assay greater than 0.711 w/o 235U but less than or equal to 5.00 w/o 235U.

“Enrichment” means the United States Enrichment Corporation, a subsidiary of USEC.

“Feed Material” or “Feed Component” means the amount of natural uranium (in KgU as UF6) ) required to produce Enriched Uranium Product, at a specified Assay and Tails Assay, as calculated by the most recent version of SWUCalc.

“March 2012 Agreement” means the agreement entered into between DOE and the United States Enrichment Corporation on March 13, 2012, DOE Contract No. DE-NE0000481.

“Material” means, as the context requires, Feed Material, Tails Material and/or Enriched Uranium Product.

“Obligation Code” means (a) the code assigned to Material under the Nuclear Material Management & Safeguards System to indicate the foreign obligation(s) applicable to such Material; or (b) the code assigned by Enrichment to Material to indicate the unobligated status of such Material.

 “SWU Component” means the amount of SWU required to enrich Feed Material to produce Enriched Uranium Product with a given Assay, and Tails Material with a given Tails Assay, as calculated using the most recent version of SWUCalc.

“SWUCalc” means version 4.0 of the software program, “SWUCalc,” available from Enrichment.

“Tails” or “Tails Material” or “Depleted Uranium Hexafluoride” or “DUF6” means depleted uranium generated as a result of operation of the gaseous diffusion plants.

“Tails Assay” means the Assay of Depleted Uranium Hexafluoride associated with the production of EUP.

 “235U”means the fissionable uranium isotope with mass number 235.

“Uranium Hexafluoride” or “UF6” means a chemical compound of uranium and fluorine.

A.2           Transfer of Material

Pursuant to the Agreement and this Attachment H, USEC will receive ***** KgU EUP, as listed in Attachment H.1, containing approximately ***** SWU as the SWU Component and approximately 408,833.614 KgU as the Feed Component as a transfer to Enrichment.   USEC, through Enrichment, will provide approximately 408,833.614 KgU of Feed Material, as listed in Attachment H.2, in the form of Russian-origin natural uranium from its inventory for transfer to DOE as the Feed Component of the EUP being transferred by DOE. $44,378,055, the agreed-upon value of the SWU Component of the EUP Transfer, is funding for the Government Cost Share Budget Period 2, Funding Period 2 (the “SWU Transfer”).

Section B – Delivery

B.1.           Delivery Point

Initial delivery of all items under this Attachment H shall be made by Book Transfer.  Physical delivery of the Feed Material shall take place at the request of DOE at the boundary of DOE and the Nuclear Regulatory Commission’s regulatory oversight at
Paducah Gaseous Diffusion Plant (PGDP) located in Paducah, Kentucky at a delivery point designated by DOE’s contractor for the DUF6 Conversion Plant, consistent with section B.2(B).

B.2.           Delivery Specifications

A.
Delivery of EUP.  DOE shall transfer title to the EUP specified in clause A.2 (the Delivery Quantity) by Book Transfer to Enrichment on the Effective Date.  The EUP transferred to Enrichment shall contain a Feed Component and a SWU Component, both of U.S. origin.  USEC and/or Enrichment is in physical possession of the EUP being transferred; title transfer is all that is required on the Effective Date,  The list of cylinders containing EUP to be transferred to Enrichment is in Attachment H.1 –List of EUP Cylinders.  Enrichment will also receive all records associated with inspection, storage, and management of the EUP Transfer, including manufacturers’ records in DOE’s possession and Nuclear Material Control and Accountability records for each cylinder originally provided by Enrichment as amended and a statement of quantities and properties of the EUP.  On the Effective Date, transfer shall occur by Enrichment crediting Enrichment’s Inventory Account with the EUP and Enrichment shall hold title to the EUP.  DOE acknowledges and agrees that once transfer is complete, all rights and warranties as to this EUP, including rights to additional services, physical delivery, and/or inspection, acceptance and/or rejection, it possessed pursuant to Contract No. DE-NE0000481 against Enrichment and/or USEC are terminated.

B.
Delivery of Feed Material.  Prior to delivery of Feed Material, Enrichment will provide certification to DOE that: (1) the Feed Material cylinders to be transferred are the same cylinders transferred by DOE to USEC in the March 2012 agreement; (2) that the cylinders and their contents have not been changed in any way since delivery to Enrichment; and (3) the cylinders are in the same or as good as condition as when they were transferred to Enrichment.  Enrichment shall deliver by Book Transfer the Feed Material of Russian-origin in the cylinders specified in Attachment H.2 – Furnished Feed Material on the Effective Date.  Title to the Feed Material and the cylinders containing the Feed Material shall pass to DOE on the date that title to the EUP is transferred to Enrichment and the Feed Material shall be debited from Enrichment’s Inventory Account.  If requested by DOE, physical delivery of the Feed Material shall occur at a time mutually agreed upon by the parties, but not later than 90 days after the date DOE’s request is received, and at no cost to DOE.  Enrichment shall cover all costs associated with physical delivery of the Feed Material to the Delivery Point. Physical delivery will take into consideration relevant provisions of the Lease Agreement between DOE and Enrichment, dated July 1, 1993, as amended.

C.
Risk of Loss.  The party accepting delivery of EUP or Feed Material under this Attachment H shall bear risk of loss of all EUP or Feed Material after such EUP or Feed Material is delivered as specified herein.

D.	Calculation of Components. For purposes of this Attachment H, the Feed and SWU Components of all EUP shall be calculated using SWUCalc and an assumed Tails Assay of *****.

E.
Obligation Codes.  In delivering title of the EUP to Enrichment, the Parties may undertake swaps of origins and Obligations Codes in order to ascribe Russian origin to the Feed Material transferred to DOE.  Such swaps would be conducted at no cost to DOE.

G.  Transfer of Material to DOE Under Section 9.03 of the Agreement.  In the event Recipient is required to return EUP under Section 9.03 of the Agreement, Recipient will provide EUP and cylinders from the original EUP Transfer described in this Attachment H, with the same certification required for the transfer of Feed Material in section B.2(B), or other EUP of U.S.-origin that meets ASTM C996 -10 Standard Specification for Uranium Hexafluoride Enriched to Less Than 5% 235U contained in 30B cylinders that meet the specifications set forth in ANSI N14., and, as applicable, 10 CFR 71.  Recipient shall provide DOE all records associated with inspection, storage, and management of the EUP, including manufacturers’ records in Recipient’s possession and Nuclear Material Control and Accountability records for each cylinder and a statement of quantities and properties of the EUP.

H.  Transfer of Material by DOE Under Section 9.03 of the Agreement.  In the event DOE is required to transfer Material under Section 9.03 of the Agreement, if the Material being transferred was originally transferred to DOE by Recipient either under the Agreement or under the March 2012 Agreement, DOE will provide Material and cylinders with the same certification required by USEC for transfer of Feed Material in section B.2(B).  If the Material was not previously transferred to DOE by Recipient under the Agreement or under the March 2012 Agreement, the Feed Material will meet ASTM C787 11 Standard Specification for Uranium Hexafluoride for Enrichment and the DUF6 will comply with the specifications found at Attachment H.3 entitled “DUF6 and Cylinder Specifications.”

B.3.           Warranties.

ALL EUP OR FEED MATERIAL TRANSFERRED OR DELIVERED PURSUANT TO THIS ATTACHMENT H OR SECTION 9.03 OF THE AGREEMENT SHALL CONFORM TO THE REQURIEMENTS SET FORTH IN THIS ATTACHMENT H OR THE AGREEMENT.  THE PARTIES WARRANT AND REPRESENT THAT ALL CYLINDERS CONTAINING EUP AND FEED MATIERAL TRANSFERRED PURSUANT TO THIS ATTACHMENT H OR SECTION 9.03 OF THE AGREEMENT ARE COMPLIANT WITH THE SPECIFICATIONS AND STANDARDS IN THIS ATTACHMENT OR THE AGREEMENT. THE PARTIES MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY (A) OF MERCHANTABILITY; (B) OF FITNESS FOR ANY PARTICULAR PURPOSE; OR (C) THAT MATERIAL DELIVERED BY EITHER PARTY WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE.

B.4.           Nuclear Liability

A.
Nuclear Liability.  Indemnification Agreements under the Act.  DOE and USEC’s performance under this Agreement shall be deemed to be activities under the GDP Lease and subject to Article X thereof.  Nothing contained in this Attachment H shall deprive DOE or USEC of any rights under the GDP Lease or under indemnification agreements entered into pursuant to the Act.

B.
Scope of Protection.  The provisions of this Article and of the other Articles of this Agreement that provide for limitation or protection against liability of a Party shall (a) also protect such Party’s agents, and, to the extent they are acting on behalf of such Party, such Party’s contractors, subcontractors, suppliers and vendors of every tier; (b) apply to the full extent permitted by law and regardless of fault; and (c) survive termination or suspension of this Agreement, as well as the fulfillment of the obligations of the Parties hereunder.

B.5           Export Restriction Notice.

The following Export Restriction Notice shall apply to the EUP Transfer:

The use, disposition, export and reexport of this property are subject to all applicable U.S. laws and regulations, including the Atomic Energy Act of 1954, as amended; the Arms Export Control Act (22 U.S.C. 2751 et seq.); the Export Administration Act of 1979 (560 U.S.C. Append 2401 et seq.); Assistance to Foreign Atomic Energy Activities (10 CFR part 810); Export and Import of Nuclear Equipment and Material (10 CFR part 110); International Traffic in Arms Regulations (22 CFR parts 120 et seq.); Export Administration Regulations (15 CFR part 730 et seq.); Foreign Assets Control Regulations (31 CFR parts 500 et seq.); and the Espionage Act (37 U.S.C. 791 et seq,), which among other things prohibit:

a. The making of false statements and concealment of any material information regarding the use or disposition, export or reexport of the property; and

b. Any use or disposition, export or reexport of the property which is not authorized in accordance with the provisions of this agreement.

Section C – Additional Contract Clauses

C.1.	Changes.

Changes in the terms and conditions of this Attachment H, Attachment H.1, Attachment H.2, and Attachment H.3 may be made only by written agreement of the parties.

Section D – Attachments

Attachment H.1.                           List of EUP Cylinders
Attachment H.2.                           Furnished Feed Material
Attachment H.3                           DUF6 and Cylinder Specifications

Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

DE-NE0000530.0003

Attachment H.1

List of EUP Cylinders

Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

2/8/2012 10:20:20 AM USEC CODE 022 to DOE Code G22
Unit of Measure	To	Row	Position		Container	Gross (lbs)	Tare (lbs)	Net (lbs)	Sample Reference	Analysis (gU/g)	Assay (Wt %)	Uranium (grams)	U235 (grams)	Material Type
lbs	110	ROY	020		PP5195	*****	4,474.00	*****	045974	0.67581	*****	*****	*****	022
lbs	110	ROY	080		PP5196	*****	4,476.00	*****	046128	0.67525	*****	*****	*****	022
				2		*****	8,950.00	*****				*****	*****
				2		*****	8,950.00	*****				*****	*****
lbs	120	GW	097		PP5412	*****	4,446.00	*****	044863	0.67580	*****	*****	*****	022
				1		*****	4,446.00	*****				*****	*****
lbs	120	RPW	030		PP5455	*****	4,442.00	*****	045870	0.67542	*****	*****	*****	022
lbs	120	RPW	098		PP5296	*****	4,456.00	*****	046193	0.67592	*****	*****	*****	022
				2		*****	8,898.00	*****				*****	*****
lbs	120	SAM	005		PP5297	*****	4,470.00	*****	046164	0.67583	*****	*****	*****	022
lbs	120	SAM	081		PP5454	*****	4,428.00	*****	046133	0.67580	*****	*****	*****	022
lbs	120	SAM	088		PP5202	*****	4,473.00	*****	046315	0.67586	*****	*****	*****	022
				3		*****	13,371.00	*****				*****	*****
				6		*****	26,715.00	*****				*****	*****
		Grand Total:		8		*****	35,665.00	*****				*****	*****

USEC Business Proprietary Information
Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

DE-NE0000530.0003

Attachment H.2

Furnished Feed Material

Ending Inventory for Material Type M03 of 408.824 MTU 12/1/2011 to 2/1/2012 Run # 1

Station Code	Unit of Measure	Account	Row	POS	Container	Sample Reference	Gross (lbs)	Tare (lbs)	Net (lbs)	Analysis (gU/g)	Assay (Wt %)	Uranium (grams)	U235 (grams)	Material Type
B	lbs	161	QQ	008	164335	449126	28,087	2,590	25,497	0.67591	0.7112	7,817,000	56,000	M03
B	lbs	161	QQ	009	164278	449126	28,062	2,545	25,517	0.67591	0.7112	7,823,000	56,000	M03
B	lbs	161	QQ	011	164200	449126	28,081	2,591	25,490	0.67591	0.7112	7,815,000	56,000	M03
B	lbs	161	QQ	012	164380	449126	28,010	2,535	25,475	0.67591	0.7112	7,810,000	56,000	M03
B	lbs	161	QQ	013	164340	449126	28,063	2,573	25,490	0.67591	0.7112	7,815,000	56,000	M03
B	lbs	161	QQ	014	164334	449126	28,049	2,543	25,506	0.67591	0.7112	7,820,000	56,000	M03
B	lbs	161	QQ	015	164336	449126	28,060	2,578	25,482	0.67591	0.7112	7,812,000	56,000	M03
B	lbs	161	QQ	016	164774	449126	28,027	2,572	25,455	0.67591	0.7112	7,804,000	56,000	M03
B	lbs	161	QQ	017	164189	449126	27,940	2,531	25,409	0.67591	0.7112	7,790,000	55,000	M03
B	lbs	161	QQ	018	164370	449126	28,060	2,549	25,511	0.67591	0.7112	7,821,000	56,000	M03
B	lbs	161	QQ	019	164333	449126	28,072	2,538	25,534	0.67591	0.7112	7,828,000	56,000	M03
B	lbs	161	QQ	020	164372	449126	27,995	2,535	25,460	0.67591	0.7112	7,806,000	56,000	M03
B	lbs	161	QQ	021	164765	449126	28,034	2,597	25,437	0.67591	0.7112	7,799,000	55,000	M03
B	lbs	161	QQ	022	164214	449126	27,989	2,553	25,436	0.67591	0.7112	7,798,000	55,000	M03
B	lbs	161	QQ	023	164360	449126	28,108	2,567	25,541	0.67591	0.7112	7,831,000	56,000	M03
B	lbs	161	QQ	024	165032	449127	24,859	2,564	22,295	0.67592	0.7112	6,835,000	49,000	M03
B	lbs	161	QQ	025	165039	449127	24,915	2,557	22,358	0.67592	0.7112	6,855,000	49,000	M03
B	lbs	161	QQ	026	165113	449127	24,934	2,623	22,311	0.67592	0.7112	6,840,000	49,000	M03
B	lbs	161	QQ	027	165037	449127	24,941	2,572	22,369	0.67592	0.7112	6,858,000	49,000	M03
B	lbs	161	QQ	028	164846	449126	28,085	2,571	25,514	0.67591	0.7112	7,822,000	56,000	M03
B	lbs	161	QQ	029	164847	449126	28,069	2,605	25,464	0.67591	0.7112	7,807,000	56,000	M03
B	lbs	161	QQ	030	164419	449126	28,032	2,598	25,434	0.67591	0.7112	7,798,000	55,000	M03
B	lbs	161	QQ	031	164842	449126	28,001	2,549	25,452	0.67591	0.7112	7,803,000	55,000	M03
B	lbs	161	QQ	032	164435	449126	28,007	2,564	25,443	0.67591	0.7112	7,800,000	55,000	M03
B	lbs	161	QQ	033	164415	449126	28,009	2,551	25,458	0.67591	0.7112	7,805,000	56,000	M03
B	lbs	161	QQ	034	164958	449126	27,999	2,564	25,435	0.67591	0.7112	7,798,000	55,000	M03
B	lbs	161	QQ	035	164946	449126	28,013	2,568	25,445	0.67591	0.7112	7,801,000	55,000	M03
B	lbs	161	QQ	036	164739	449126	24,906	2,558	22,348	0.67592	0.7112	6,852,000	49,000	M03
B	lbs	161	QQ	037	165085	449126	24,964	2,542	22,422	0.67592	0.7112	6,874,000	49,000	M03
B	lbs	161	QQ	038/	165109	449126	24,978	2,600	22,378	0.67592	0.7112	6,861,000	49,000	M03
B	lbs	161	QQ	039	164483	449126	24,930	2,522	22,408	0.67592	0.7112	6,870,000	49,000	M03
B	lbs	161	QQ	040	164156	449126	24,905	2,551	22,354	0.67592	0.7112	6,854,000	49,000	M03
B	lbs	161	QQ	041	165135	449126	25,003	2,559	22,444	0.67592	0.7112	6,881,000	49,000	M03
B	lbs	161	QQ	042	165034	449126	24,916	2,558	22,358	0.67592	0.7112	6,855,000	49,000	M03
B	lbs	161	QQ	043	165111	449126	24,930	2,628	22,302	0.67592	0.7112	6,838,000	49,000	M03
B	lbs	161	QQ	044	164392	449126	24,950	2,553	22,397	0.67592	0.7112	6,867,000	49,000	M03
B	lbs	161	QQ	045	161059	449126	24,923	2,528	22,395	0.67592	0.7112	6,866,000	49,000	M03
B	lbs	161	QQ	046	164394	449126	24,919	2,540	22,379	0.67592	0.7112	6,861,000	49,000	M03
B	lbs	161	QQ	047	164412	449126	24,982	2,555	22,427	0.67592	0.7112	6,876,000	49,000	M03
B	lbs	161	QQ	048	164841	449126	24,941	2,553	22,388	0.67592	0.7112	6,864,000	49,000	M03
B	lbs	161	QQ	049	164300	449126	24,984	2,511	22,473	0.67592	0.7112	6,890,000	49,000	M03
B	lbs	161	QQ	050	164854	449126	24,913	2,560	22,353	0.67592	0.7112	6,853,000	49,000	M03
B	lbs	161	QQ	051	164387	449126	24,952	2,538	22,414	0.67592	0.7112	6,872,000	49,000	M03
B	lbs	161	QQ	052	165038	449126	27,976	2,549	25,427	0.67591	0.7112	7,796,000	55,000	M03
B	lbs	161	QQ	053	164339	449126	24,953	2,575	22,378	0.67592	0.7112	6,861,000	49,000	M03
B	lbs	161	QQ	054	164945	449126	28,048	2,568	25,480	0.67591	0.7112	7,812,000	56,000	M03
B	lbs	161	QQ	055	164843	449126	27,987	2,563	25,424	0.67591	0.7112	7,795,000	55,000	M03
B	lbs	161	QQ	056	164383	449126	24,920	2,605	22,315	0.67592	0.7112	6,842,000	49,000	M03
B	lbs	161	QQ	057	164999	449126	28,042	2,571	25,471	0.67591	0.7112	7,809,000	56,000	M03
B	lbs	161	QQ	059	131812	167601	29,375	2,594	26,781	0.67601	0.7110	8,212,000	58,000	M03
B	lbs	161	QQ	062	129917	167608	27,813	2,656	25,157	0.67608	0.7110	7,715,000	55,000	M03
B	lbs	161	QQ	063	130645	167610	26,930	2,649	24,281	0.67610	0.7110	7,446,000	53,000	M03
B	lbs	161	QQ	081	129406	167609	27,815	2,651	25,164	0.67609	0.7110	7,717,000	55,000	M03
B	lbs	161	QQ	098	129934	167608	27,903	2,621	25,282	0.67608	0.7110	7,753,000	55,000	M03
B	lbs	161	QQ	111	130644	167603	29,440	2,630	26,810	0.67603	0.7110	8,221,000	58,000	M03
Totals: 55 Containers							1,474,799	141,371	1,333,428			408,824,000	2,914,000

2/8/2012 10:47 AM

USEC Business Proprietary Information
Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

DE-NE0000530.0003

Attachment H.3

DUF6 and Cylinder Specifications

DUF6 AND CYLINDER SPECIFICATIONS

Depleted Uranium Hexafluoride (DUF6) Specifications

Depleted Uranium <707 U325 assay.  Meets ANSI standards.  No heeled or partially filled cylinder.  Tc99 and or transuranics shall be at or below the detectable limits based on analytical data or process knowledge.  Not overfilled or hyperfilled cylinders.  Overfilled weight limit—based on 100% of the USEC 651, Rev 9 tails limit at 235 Degrees F and 3% ullage using the certified volume for each cylinder.  Hyperfilled weight limit—based on 105.5% of ANSI N-14.1 overfilled limit.

Cylinder Specifications

Physical Characteristics:  The cylinder characteristics meet the requirements of ANSI N-14.1.  No cylinders known to contain PCB paints.  No build up of rust in skirted cylinders (tightly adhering rust only).  Properly installed plug (# threads marked on head of plug, with at least one thread showing and 5 threads engaged).  Skirt not bent.  Stiffening rings not bent and not separated from the cylinder shell.  No visible signs of leaking valves.  No visible contamination on cylinder or valve.  No bent lifting lugs.  Cap installed on valve port.  No patched cylinders.  All valves include installed packing nuts.  Cylinders meet DOT standards as applicable.  No cylinders smaller than 30 inch cylinders.

Valve Packing Nuts:  No suspect or counterfeit items as described in USEC-651, Rev. 9.  The following valve packing nuts are unacceptable:  Descote (heat #R-91); Hunt (stamped 636); Hunt (Heat Codes, FB, AFC, AFD, AFM, ATE, AXN, ACP, BXN, BXP, CCF or CCG UNLESS they have a circled “PT” or “dagger” symbol).

Valves:  Fully operable valve at the time of cylinder fill.  No suspect or counterfeit items as described in USEC-651, Rev. 9.  The following valves are unacceptable:  Descote valves marked with “No 1000 M14-1-51”; Hunt valves; Superior valves model 11246 showing a raised “8” on the side; Rego valves model 11246 showing an “LH” without having a “3” stamp; Superior valves (Heat 17-22).